NAME OF REGISTRANT
Franklin Tax-Free Trust
File No. 811-4149

EXHIBIT ITEM No. 77M:	Mergers

Pursuant to a Plan of Reorganization made by the Franklin
Tax-Free Trust, created under the laws of Massachusetts, the Franklin Arizona Insured Tax-Free Fund, will convey, transfer and deliver to the Franklin Arizona Tax-Free
Income Fund, at the closing provided for in Section 3,
 all of its then-existing assets. The Plan of Reorganization was made on January 16, 2001 and can be found in full, with exhibit No. 77q(g).




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